CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

EXHIBIT 10.2

SUPPLY/PURCHASE/AGENCY AGREEMENT

This Supply/Purchase/Agency Agreement (the “Agreement”), entered into as of July 11, 2008, is by and between SMG Indium Resources Ltd., a Delaware corporation with offices at 103 Carnegie Center, Suite 101, Princeton, New Jersey 08540 (“SMGI”), and Unionmet Singapore Limited, a Singapore corporation with offices located at 80 Raffles Place, 42-03 UOB Plaza 1, Singapore 048624 (“Unionmet”).

RECITALS

WHEREAS, Unionmet is in the business of the production and sale of indium ingots and its by-products; and

WHEREAS, SMGI is in the business of purchasing and stockpiling indium ingots; and

WHEREAS, SMGI has filed a Registration Statement, No. 333-149413 on Form S-1, as amended (the “Registration Statement”), with the Securities and Exchange Commission for the registration, under the Securities Act of 1933, as amended, for the initial public offering (the “IPO”) of securities of SMGI; and

WHEREAS, the parties desire that Unionmet sell to SMGI, and SMGI purchase from Unionmet, indium ingots; and

WHEREAS, the parties by this Agreement desire to set forth their various rights and responsibilities regarding the sale and purchase of the indium ingots and other matters;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties, intending to be legally bound, hereto agree as follows:

1.
Purchase and Sale. Upon the completion of the IPO, and pursuant to the terms and conditions of this Agreement, Unionmet agrees to sell the amount of indium ingots in the purity specifications set forth on Schedule 1 to SMGI or its designated agent, and SMGI agrees to purchase the amounts of indium ingots and purity specifications as set forth on Schedule 1 from Unionmet within the time frame as set forth on Schedule 1.

2.
Purchase, Delivery and Shipment. All purchases and sales of indium ingots by SMGI from Unionmet shall be in the manner set forth on Schedule 2, including the amount of ingots to be purchased and sold, delivery particulars, designated addresses and shipping requirements. In the event of a conflict between the terms and conditions of any contracts and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control as to such conflict, unless the parties agree in writing that the terms and conditions of a particular contract shall supersede a particular term or condition of this Agreement.

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

3.	Insurance and Risk of Loss. Details regarding insurance and risk of loss of the indium ingots are set forth on Schedule 3.

4.	Inspection. SMGI reserves the right to perform inspections on any and all shipments of indium ingots delivered by Unionmet to SMGI as set forth on Schedule 4.

5.	SMGI’s Obligations. SMGI agrees to perform the obligations set forth on Schedule 5.

6.
Unionmet’s Obligations. Unionmet agrees to perform the obligations set forth on Schedule 6, including but not limited Unionmet’s agreement to act as a non-exclusive agent to procure the purchase of additional metric tons of indium ingots on SMGI’s behalf in the country of China.

7.	Price and Payment. The price and payment method and terms regarding each contract is set forth on Schedule 7.

8.
Term. Unless earlier terminated pursuant to Schedule 8, this Agreement shall commence upon the completion of the IPO and remain in effect for a term of one (1) year from the completion of the IPO (the “Term”). This Agreement may be renewed on terms mutually acceptable to each party upon 30 days written notice prior to the expiration of such term.

9.	Indemnity and Warranties. SMGI and Unionmet’s respective indemnity and warranties are as set forth on Schedule 9.

10.
Confidential Information. During the term of this Agreement, and except as required by any court, supervisory authority or administrative agency or as may, in the opinion of Unionmet’s counsel, be otherwise required by applicable law, Unionmet shall not, without the consent of SMGI or a designated agent authorized by SMGI, disclose to any person, other than a then-current employee of Unionmet or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Unionmet of the obligations hereunder, any confidential or proprietary information of SMGI, including any vendor from which SMGI purchases, or potentially purchases, indium from, obtained by Unionmet during the term of this Agreement, unless such information has become a matter of public knowledge at the time of such disclosure other than through the action of Unionmet.

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

11.
Notices. Notices delivered pursuant to this Agreement shall be in writing, and shall be deemed to have been duly given when (a) delivered by hand; (b) sent by facsimile (with receipt confirmed), provided that a copy is promptly thereafter mailed by first-class prepaid certified mail, return receipt requested; (c) received by the addressee, if sent with delivery receipt requested by Express Mail, Federal Express, other express delivery service or first-class prepaid certified mail, in each case to the appropriate addresses and facsimile numbers set forth below, or to such other address(es) or facsimile number(s) as a party may designate as to itself by notice to the other party.

If to SMGI:

SMG Indium Resources Ltd.
176 LaGuardia Ave.
Staten Island, New York 10314
Attention: Ailon Z. Grushkin
Facsimile: (718) 477-4344

If to Unionmet:

Unionmet Singapore Limited
80 Raffles Place
42-03 UOB Plaza 1
Singapore 048624
Attention: Mr. Fuzu Zeng
Facsimile: (65) 6438-0543

In each case, with a copy to:

Ellenoff Grossman & Schole LLP
150 East 42nd Street
New York, NY 10017
Attention: Barry Grossman
Facsimile: (212) 370-7889

and

Shooklin & Bok LLP
No. 1 Robinson Road
#18-00 AIA Tower
Singapore, 048542
Attention: Mr. Wong Gang
Fax: (65) 65358577

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

12.	Governing Law. This Agreement shall be governed by the laws of the State of New York.

13.
Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS AGREEMENT, ANY RELATED DOCUMENTS, ANY DEALINGS BETWEEN OR AMONG THEM RELAING TO THE SUBJECT MATTER OF THIS AGREEMENT.

14.	Assignability. The parties may not assign this Agreement without the prior written consent of the respective parties.

15.
Enforcement, Separability. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in case any provision of this Agreement shall be declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. To the extent that a restriction contained in this Agreement is more restrictive than permitted by the laws of any jurisdiction where this Agreement may be subject to review and interpretation, the terms of such restriction, for the purpose only of the operation of such restriction in such jurisdiction, shall be the maximum restriction allowed by the laws of such jurisdiction and such restriction shall be deemed to have been revised accordingly herein.

16.	Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

17.
Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a electronically confirmed facsimile transmission, shall be treated in all manners and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

18.
No Strict Construction. The parties hereto have participated jointly in the negotiating and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

19.
Miscellaneous. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes any other agreements entered into between the Manager and the Company prior to the date of this Agreement relating thereto. This Agreement may not be altered, modified, amended or terminated except by a written instrument signed by each of the parties hereto. No term or provision hereof shall be deemed waived and no breach consented to or excused, unless such waiver, consent of excuse shall be in writing and signed by the party claimed to have waived, consented or excused. A consent, waiver or excuse of any breach shall not constitute a consent to, waiver of, or excuse of any other or subsequent breach whether or not of the same kind of the original breach.

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CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SMG INDIUM RESOURCES LTD. By:/s/ Ailon Z. Grushkin Name: Ailon Z. Grushkin Title: President UNIONMET SINGAPORE LTD. By:/s/ Meng Limin Name: Meng Limin Title: Chief Operating Officer

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

Schedule 1
Purchase and Sale

Unionmet agrees to sell to SMGI and SMGI agrees to purchase from Unionmet, *** of indium ingots 99.995% purity ***, for a minimum aggregate amount of *** metric tons for ***. The initial purchase month shall be set by mutual agreement following the completion of SMGI’s IPO.

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

Schedule 2
Purchase, Delivery and Shipment

All contracts shall be negotiated by and between SMGI (or SMGI’s designated agent) and Unionmet. The terms of such contracts shall be evidenced by written contracts prepared by Unionmet. Each party will execute the contract to evidence acceptance of the negotiated terms.

All contracts shall contain standard industry terms, including but not limited to, the following:
•	Name of commodity and specification, quantity and price,
•	Ingot size and count,
•	Packing details,
•	Shipping marks,
•	Time of shipment,
•	Port of loading,
•	Port of destination,
•	Insurance,
•	Terms of payment,
•	Documentations, including but not limited to:
o	Certificate of Quality and
o	Certificate of Analysis,
•	Terms of shipment, and
•	Other conditions (if applicable).

All contracts shall allow for at least 20 days for delivery.

Unionmet shall ship all indium purchased by SMGI by air to the designated international airport set forth in the contract suitably packaged for shipment.

Unionmet shall provide any other documentation reasonably required or requested by SMGI.

Unionmet shall be responsible for all customs, duties and user fees required for the export of the indium. SMGI shall be responsible for all customs, duties and user fees incurred in the receiving country.

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

Schedule 3
Insurance and Risk of Loss

Unionmet shall pay the freight for the carriage of indium ingots to the named destination which is provided in the contract, as well as the cargo insurance which insures against the customer's risk of loss and damage to the goods during the carriage.  Unionmet shall, subject to the exclusions and limitations herein, only be liable for partial and/or total loss and damage to the goods from the carrier to the destination.  If subsequent carriers are used for the carriage to other locations different from the agreed destination, Unionmet will not take up any risks when the goods have been delivered to the subsequent carrier.  Once the goods reach the destination port, the appointed subsequent carriers or their agents/subcontractors, Unionmet will take no responsibility for any risk of loss and damage to the goods, as well as any additional costs.

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

Schedule 4
Inspections

SMGI shall reserve the right to inspect the indium ingots for damage incurred during shipping and for conformity to the specifications in the contracts (as described in Schedule 2). In the event SMGI elects to inspect the indium ingots, SMGI will retain an industry-recognized independent third party inspector to conduct such inspection.

If it is determined that the indium SMGI has received does not conform to the specifications of the contract, SMGI shall notify Unionmet in writing prior to the expiration of the warranty period set forth in Schedule 9 (or thirty (30) days after discovery of the non-conformity if not discernable after reasonably inspection during the warranty period) and Unionmet shall at its own expense, to include but not limited to shipping, insurance and taxes, cure and conform such shipment with the contract.

In the event Unionmet or SMGI has a discrepancy regarding the inspection result, such party may request that the matter be presented to an arbitrator, whereby such arbitrator will select a new industry-recognized independent third-party inspector to conduct an additional inspection of the indium ingots. The prevailing party in the arbitration proceeding shall be reimbursed for all expenses incurred in such process.

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

Schedule 5
SMGI’s Obligations

Upon the effectiveness of this Agreement, SMGI agrees to perform the following:

1.
SMGI (including all orders for designated agents of SMGI) has provided a good faith, binding obligation to purchase from Unionmet a minimum of *** of indium ingots 99.995% purity ***, for a minimum aggregate amount of *** metric tons, for ***. The initial purchase month shall be set by mutual agreement following the completion of SMGI’s IPO.

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

Schedule 6
Unionmet’s Obligations

Upon the effectiveness of this Agreement, Unionmet agrees to perform the following:

1.
Unionmet has provided a good faith, binding obligation to sell to SMGI a minimum of *** of indium ingots 99.995% purity ***, for a minimum aggregate amount of *** metric tons, for ***. The initial purchase month shall be set by mutual agreement following the completion of SMGI’s IPO.

2.
Unionmet agrees to act as a non-exclusive agent, during the Term of this Agreement, to procure the purchase of additional metric tons of indium ingots on SMGI’s behalf in the country of China. Unionmet and SMGI agree to negotiate the commissions on each specific transaction where Unionmet acts as the non-exclusive agent of SMGI.

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

Schedule 7
Price and Payment

Price.  The purchase price (the “Purchase Price”) of such indium purchased and sold shall be determined by:

A.	The quotational period for each ***.
B.	The *** shipments shall commence by mutual agreement promptly following the completion of SMGI’s IPO.
C.	The pricing basis for each shipment shall be ***.
D.	The final price for each shipment shall be ***.
E.	The delivery terms shall be “CIP - designation airport.” CIP shall mean the Carriage and Insurance Paid to, named airport, as defined under Incoterms.

Payment.

1.
SMGI shall pay Unionmet for all indium ordered by SMGI by T/T (Telegraphic Transfer) within two (2) working days after the delivery of each shipment. Unionmet will only ship the second shipment of indium specified in the contracts after receiving the payment for the previously delivered shipment.

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

Schedule 8
Termination

This Agreement may be terminated prior to the expiration of the Term only in accordance with the following:

1.
Either party may immediately terminate this Agreement for cause if the other party hereto becomes the subject of a voluntary or involuntary petition in bankruptcy or any proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors.

2.
Either party hereto may terminate this Agreement for cause if the other party breaches any express material term or condition of this Agreement and fails to cure that breach within seven (7) business days after receiving written notice of the breach. If the nature of the cure for any non-monetary breach is such that it is reasonably expected to take longer than seven (7) business days, the breaching party shall be given an additional thirty (30) calendar days to cure such breach, provided that the cure is commenced during the original seven (7) business day period and is diligently carried out thereafter. In the event the material breach is not cured within the period specified above after delivery of the notice, the non-breaching party may terminate this Agreement in writing as of a date specified in the termination notice. The terminating party shall have all rights and remedies available at law or equity as well as any other rights and remedies as set forth in this Agreement.

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

Schedule 9
Indemnity and Warranties

1.	Unionmet represents and warrants:

a.
That it owns all right, title and interest to the indium sold to SMGI (or its designated agent) hereunder and that it has full legal right to sell the indium and that it has satisfied any and all applicable conditions precedent to such sale and that the sale by it of the indium hereunder does not violate any obligations to third parties to which it is bound.

b.
That it has full power to enter into this Agreement, to carry out its obligations pursuant to this Agreement, and to grant the rights granted pursuant to this Agreement. Further, Unionmet represents and warrants that it has obtained all corporate, third party, and governmental approvals necessary to enter into this Agreement and carry out the transaction contemplated thereby.

c.
That it warrants that (a) the shipments of the indium shall be free from all liens charges or encumbrances, except any lien of Unionmet in respect of any unpaid portion of the Purchase Price; (b) the indium shall be free from defects in material and shall conform the specifications as set forth in Schedules 1 and 2 hereto, including but not limited to 99.995% indium purity level.

2.
Indemnity by Unionmet. Unionmet agrees to defend, indemnify and hold SMGI and its designated agents, and their respective managers, directors, officers, employees and members harmless from any and all loss, cost, liability or expense (including court costs and reasonable fees of attorneys and other professionals) arising out of or resulting from the breach or claimed breach of this Agreement or the above warranties and representations.

3.
Applicability of representations, warranties and indemnification by Unionmet. The representations, warranties and indemnification provided in Sections 1 and 2 of this Schedule 9 shall only apply to Unionmet only when Unionmet and SMGI have executed contracts. Such representations, warranties and indemnification shall not apply to Unionmet in its capacity as a non-exclusive agent for SMGI.

4.
SMGI represents and warrants. That it has full power to enter into this Agreement and to carry out its obligations pursuant to this Agreement. SMGI also represents and warrants that it has obtained all corporate and governmental approvals necessary to enter into this Agreement and carry out the transaction contemplated thereby.

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

5.
Indemnity by SMGI. SMGI agrees to defend, indemnify and hold Unionmet, and its managers, directors, officers, employees and members harmless from any and all loss, cost, liability or expense (including court costs and reasonable fees of attorneys and other professionals) arising out of or resulting from the breach or claimed breach of this Agreement or the above warranties and representations.

6.
Applicability of representations, warranties and indemnification of SMGI. The representations, warranties and indemnification provided in Sections 4 and 5 of this Schedule 9 shall only apply to SMGI only when Unionmet and SMGI have executed contracts. Such representations, warranties and indemnification shall not apply to Unionmet in its capacity as a non-exclusive agent for SMGI.